EXHIBIT 5

January 25, 2007

The Money Tree Inc.

114 South Broad Street

Bainbridge, GA 39817

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as counsel to The Money Tree Inc., a Georgia corporation (the “Company”), in connection with Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (the “Registration Statement”) that the Company filed with the Securities and Exchange Commission on January 25, 2007 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering and sale from time to time of up to $35,000,000 of the Company’s Subordinated Demand Notes (the “Demand Notes”).

The Demand Notes are to be issued under an indenture, dated as of April 27, 2005, between the Company and U.S. Bank National Association, as trustee, as filed as Exhibit 4.1 to the Registration Statement (as supplemented, from time to time, the “Indenture”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the Indenture and the other exhibits thereto (collectively, the “Registration Documents”), and such other corporate records, documents, and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the Registration Documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver, or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or

The Money Tree Inc.

January 25, 2007

verification, (i) that the execution and delivery of, and performance of its respective obligations under, the Registration Documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement, or instrument binding upon such party, (ii) that each of such documents is the legal, valid, and binding obligation of, and enforceable against, each party thereto, other than the Company, and (iii) that the execution and delivery by the Company of, and performance by it of its obligations under, such documents do not violate any law, rule, regulation, agreement, or instrument binding upon the Company or require any consent or approval from or filing with any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to those laws, rules, and regulations of the State of Georgia and the United States of America that, in our experience, are normally applicable to transactions of the type described in the Registration Statement, but without our having made any special investigation with respect to any other laws, rules or regulations).

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with, the Demand Notes, when issued and sold in accordance with the provisions of the Indenture, against payment of the agreed-upon consideration therefor, will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

A. The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of the Demand Notes are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect, and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B. The foregoing opinions are limited to the laws of the State of Georgia and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to the laws covered hereby only as they are in effect on that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion is given or may be inferred beyond the matters expressly set forth in this opinion letter.

The Money Tree Inc.

January 25, 2007

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,

POWELL GOLDSTEIN LLP

/s/ Powell Goldstein LLP